UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	0-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

CECO Environmental Corp. (“CECO”) filed a report on Form 8-K on March 6, 2007 (the “March 8-K”) to report the completion of its acquisition of substantially all of the assets of Effox, Inc. In response to parts (a) and (b) of Item 9.01 of the March 8-K, CECO stated that it intended to file the required financial statements and pro forma financial information within the time period permitted by Item 9.01. By this amendment to the March 8-K, CECO is providing the required financial statements and pro forma financial information.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in CECO’s filings with the Securities and Exchange Commission. CECO disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Effox, Inc. as of December 31, 2006, December 31, 2005 and December 31, 2004 and for the years then ended are being filed as Exhibit 99.1 to this Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 are being filed as Exhibit 99.2 to this Form 8-K/A and are incorporated herein by reference.

(c)	Shell Company Transactions.

None

(d)	Exhibits.

Exhibit Number	Exhibit Title

2.1	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to CECO’s Report on Form 8-K filed on March 6, 2007.)

23.1	Consent of Greenwalt Sponsel & Co., Inc.

23.2	Consent of Jackson, Rolfes, Spurgeon & Co.

99.1	Financial Statements of Effox, Inc. as of December 31, 2006, December 31, 2005, and December 31, 2004 and for the years then ended.

99.2	Unaudited pro forma combined financial statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	CECO ENVIRONMENTAL CORP.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President – Finance and Administration